UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 10, 2020

(Date of earliest event reported)

ENTASIS THERAPEUTICS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38670	82-4592913
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

35 Gatehouse Drive Waltham, MA 02451
(Principal Executive Office)
Telephone Number: (781) 810-0120

Not Applicable
Former name or former address, if changed since last report

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ETTX	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.    Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 10, 2020, Entasis Therapeutics Holdings Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (“Annual Meeting”). The Company’s stockholders considered three proposals at the Annual Meeting, each of which are outlined below and described in more detail in the Company’s proxy statement for the Annual Meeting (the “Proxy Statement”) filed with the Securities and Exchange Commission on April 29, 2020.

The final voting results for each matter submitted to a stockholder vote at the Annual Meeting are as follows:

Proposal 1 – Election of Directors

The Company’s stockholders elected the two Class II directors named in Proxy Statement, to hold office until the 2023 Annual Meeting of Stockholders or until their successors have been duly elected and qualified, or, if sooner, until their death, resignation or removal.

Director Nominees	For	Withheld	Broker Non-Votes
Heather Behanna, Ph.D.	8,342,682	188,096	1,418,179
Howard Mayer, M.D.	8,405,368	125,410	1,418,179

Proposal 2 – Ratification of the selection of the independent registered public accounting firm

The Company’s stockholders ratified the selection by the Audit Committee of the board of directors of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

For	Against	Abstain	Broker Non-Votes
9,920,795	27,982	180	—

Proposal 3 – Approval of amendment to the 2018 Equity Incentive Plan

The Company’s stockholders [approved] an amendment to the Company’s 2018 Equity Incentive Plan to increase the number of shares available for issuance under the plan.

For	Against	Abstain	Broker Non-Votes
8,066,883	461,820	2,075	1,418,179

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTASIS THERAPEUTICS HOLDINGS INC.

	By:	/s/ Elizabeth M. Keiley
General Counsel

Dated: June 11, 2020

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